Exhibit 99.1

Environmental Power Corporation's Microgy Subsidiary Executes
Additional Agreements for Construction and Sale of Digester Project

    PORTSMOUTH, N.H.--(BUSINESS WIRE)--Jan. 16, 2004--Environmental Power Corporation (OTCBB: POWR), a leader in the renewable energy industry with proprietary technology to convert manure into electricity, announced that its subsidiary, Microgy Cogeneration Systems, Inc. ("Microgy"), had executed agreements with an entity owned by Five Star Dairy, LLC of Elk Mound, Wisconsin ("Five Star"), pursuant to which Five Star will purchase digester systems based on Microgy's proprietary, highly efficient anaerobic digestion technology, proven at more than 25 locations in Europe. The agreements with Five Star follow the signing last month of similar agreements with Wild Rose Dairy of LaFarge, Wisconsin, bringing to two the number of digester systems under agreement for purchase and long-term operation and maintenance services.
    Like the Wild Rose project, the Five Star facility will fall under the umbrella of Microgy's relationship with Dairyland Power Cooperative ("Dairyland"), under which Microgy expects to construct approximately $60 million of projects in Dairyland's service territory. The Five Star digester system will use manure from Five Star's dairy operations to create and supply biogas to generators to be constructed by Microgy and owned by Dairyland. The Dairyland Board of Directors is expected to approve the Five Star project in the next few days, and Dairyland is expected to execute a biogas supply agreement with Five Star shortly thereafter. Microgy's agreement with Five Star also provides Microgy with the right to operate and maintain the digester for the duration of its operational life.
    Andy Livingston, Microgy's President, stated, "The execution of this agreement with Five Star demonstrates the growing market appreciation for Microgy's technology. We are excited about working with this leader in the Wisconsin dairy industry and are confident that many more will follow in adopting our technology."
    Kam Tejwani, Chief Executive Officer of Environmental Power, stated, "With the signing of the agreements with Five Star, we continue to build momentum in the commercialization of Microgy's technology in North America and the realization on our $152 million sales pipeline. We look forward to commencing construction of this project while continuing to identify opportunities to add to our sales pipeline."

    ABOUT ENVIRONMENTAL POWER CORPORATION

    Environmental Power Corporation (OTCBB: POWR) is an entrepreneurial energy company established in 1982 with annual revenues in excess of $50 million. The company focuses on environmentally sound power generation and anaerobic digestion systems. For more information visit the company's web sites at www.environmentalpower.com and www.microgy.com

    CAUTIONARY STATEMENT

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning planned manure-to-energy systems, our sales pipeline, our projected financial performance, statements containing the words "expects," "estimates," "anticipates," "believes," "projects" and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Environmental Power Corporation
             Investor Contact:
             Kam Tejwani, 603-431-1780
             President and Chief Executive Officer
             ktejwani@environmentalpower.com
             or
             Media Contact:
             Kate Dolan, 603-431-1780
             Media & Public Relations
             kdolan@environmentalpower.com
             www.environmentalpower.com